Universal Institutional Funds, Inc. -
Global Real Estate Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	Nippon Building Fund Inc.
Purchase/Trade Date:	 1/20/2011
Offering Price of Shares: JPY 818,025.000
Total Amount of Offering: 34,000
Amount Purchased by Fund: 3 shares
Percentage of Offering Purchased by Fund: 0.009
Percentage of Funds Total Assets: 0.07
Brokers: Nomura Securities Co., Ltd., Merrill Lynch Japan Securities Co., Ltd., Daiwa Securities Capital Markets Co., Ltd., Nikko Cordial Securities Inc., Mizuho Securities Co., Ltd., Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.
Purchased from: Nomura Securities

Securities Purchased:	Mack-Cali Realty Corp.
Purchase/Trade Date:	2/15/2011
Size of Offering/shares: 6,250,000 shares
Offering Price of Shares: $33.000
Amount of Shares Purchased by Fund: 1,560
Percentage of Offering Purchased by Fund: 0.025
Percentage of Funds Total Assets: 0.13
Brokers: BofA Merrill Lynch, Deutsche Bank Securities, J.P.Morgan,
BNY Mellon Capital Markets, LLC, Capital One Southcoast, Citi, Comerica S ecurities, Mitsubishi UFJ Securities, Piper Jaffray, PNC Capital Markets LLC, RBS, Scotia Capital, SunTrust Robinson Humphrey
Purchased from:  Merrill Lynch

Securities Purchased:	HCP Inc.
Purchase/Trade Date:	3/22/2011
Size of Offering/shares:  30,000,000 shares
Offering Price of Shares: $36.900
Amount of Shares Purchased by Fund: 3,060
Percentage of Offering Purchased by Fund: 0.010
Percentage of Funds Total Assets: 0.30
Brokers: BofA Merrill Lynch, Citi, JPMorgan, UBS Investment Bank, Wells Fargo Securities, Morgan Stanley, RBS, Credit Suisse, Credit Agricole CIB, KeyBanc Capital Markets, Goldman, Sachs & Co., Scotia Capital, BNY Mellon Capital Markets, LLC, SunTrust Robinson Humphrey, Piper Jaffray, PNC Capital Markets LLC, Morgan Keegan, CSCA
Purchased from:  Merrill Lynch

Securities Purchased:	Hudson Pacific Properties
Purchase/Trade Date:	4/27/2011
Size of Offering/shares: 6,950,000 shares
Offering Price of Shares: $14.620
Amount of Shares Purchased by Fund: 5,180
Percentage of Offering Purchased by Fund: 0.075
Percentage of Funds Total Assets: 0.18
Brokers: BofA Merrill Lynch, Barclays Capital, Morgan Stanley, Wells Fargo Securities, KeyBanc Capital Markets
Purchased from:  Barclays

Securities Purchased:	 Equity Lifestyle Properties Inc.
Purchase/Trade Date:	6/2/2011
Offering Price of Shares: $59.500
Total Amount of Offering: 5,250,000 shares
Amount Purchased by Fund:  2,370 shares
Percentage of Offering Purchased by Fund: 0.045
Percentage of Funds Total Assets: 0.35
Brokers: Goldman, Sachs & Co., BofA Merrill Lynch, Morgan Stanley, RBC Capital Markets, Wells Fargo Securities, Keefe, Bruyette & Woods, Piper Jaffray, RBC
Purchased from: Goldman Sachs